AMENDMENT #1 TO PARTICIPATION AGREEMENT
                                      AMONG
                     MONY LIFE INSURANCE COMPANY OF AMERICA
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO FUNDS GROUP, INC.,
                                       AND
                           INVESCO DISTRIBUTORS, INC.,

WHEREAS, MONY Life Insurance Company of America, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement (the "Agreement") on January 2nd, 2002; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of MONY Life Insurance Company of America are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT                    NAME OF SEPARATE ACCOUNT
------------------------------------                    ------------------------

Flexible Premium Variable Universal Life                MONY Variable Account L
  (MONY Variable Universal Life)                        (Established 11/28/90)

Corporate Sponsored Variable Universal Life Policy

Last Survivor Flexible Premium Vairable
  Universal Life (MONY Survivorship
  Variable Universal Life)

Flexible Payment Variable Annuity (MONY                 MONY Variable Account A
  Variable Annuity                                      (Established 11/28/90)

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1st, 2002.

                                    MONY LIFE INSURANCE COMPANY OF AMERICA

                                    By:  /s/Evelyn Peos
                                         ---------------------------
                                         Evelyn Peos, Senior Vice President

                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Treasurer

                                    INVESCO FUNDS GROUP, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President

                                    INVESCO DISTRIBUTORS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President